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                                                                   EXHIBIT 10.76
                                   AGREEMENT

           This Purchase Agreement ("Agreement") is made and entered into this ____ day of March, 1994, between LEE M. MITCHELL, in his capacity as receiver ("Receiver") for the Stations (described below), AT&T COMMERCIAL FINANCE CORPORATION, a Delaware corporation ("AT&T") and TROPIC OF ST. SIMONS, INC., a Delaware corporation ("Buyer").
           WHEREAS, Receiver has been appointed as the receiver for the assets of Broadcast Stations WMOG (FM) ____ mhz and WMOG (AM) ___ mhz, of St. Simons Island and Brunswick, Georgia (the "Stations"), in accordance with the Order of the Superior Court for Fulton County, Georgia (the "Superior Court"), Case No. D-96466, and is the licensee of such Stations; and
           WHEREAS, AT&T has made an offer to purchase the assets of the Stations, and the Superior Court has approved the sale of such assets to AT&T or its assignee, in accordance with the Order of the Superior Court dated July 26, 1993; and
           WHEREAS, AT&T has agreed to assign to Buyer AT&T's rights to acquire the assets of the Stations; and
           WHEREAS, Buyer desires to purchase and acquire substantially all of the property and assets used or held for use in the operation of the Stations, and Receiver and AT&T desire to sell and assign to Buyer all rights of ownership in and to the Stations, to the extent the Receiver and AT&T are capable of and empowered to transfer same under applicable laws (the "Transaction"); and
           WHEREAS, the parties hereto acknowledge that the licenses issued by the Federal Communications Commission (the "Commission" or "FCC") for the operation of the Stations may not be assigned without the prior written consent of the Commission; and
           WHEREAS, the parties hereto are contemporaneously entering into a Time Brokerage Agreement for the Stations, pursuant to which Receiver will broadcast Buyer's programming and Buyer will undertake to assume the Stations' contracts.
           NOW, THEREFORE, WITNESSETH that in consideration of the mutual promises and covenants hereinafter stipulated, and for other good and valuable consideration, the receipt and

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sufficiency of which is hereby acknowledged by all parties hereto, the parties agree as follows:
           1. ASSETS TO BE CONVEYED. On the Closing Date (as defined below), Receiver shall sell, assign, transfer, and deliver to Buyer, and Buyer shall purchase from Receiver, all of Receiver's rights, title and interest in the assets used or held for use in the operation of the Stations, other than Excluded Assets (as defined below) (the "Assets"):
                     1.1 LICENSES AND AUTHORITIES. All licenses, permits, permissions, and other authorizations issued for the operation of the Stations by the Commission and other governmental agencies, including, but not limited to, those listed on Schedule 1.1 and the right to use the Stations' call letters (the "Stations Licenses"), and all applications for modification, extension, or renewal thereof, and any pending applications for any new licenses, permits (including construction permits), permissions, authorizations granted or authorizations pending on the Closing Date, including, but not limited to, those listed on Schedule 1.1 (the "Stations Applications").
                     1.2 STATIONS EQUIPMENT. All the fixed and tangible personal property used or useful in the operation of the Stations including, but not limited to, the transmitters, towers, ground system, and studio equipment and the property listed on Schedule 1.2 together with any replacements, improvements, or additions thereto made between the date hereof and the Closing Date (the "Stations Equipment").
                     1.3 CONTRACTS. All rights owned, held or otherwise existing for the benefit of the Stations including, without limitation, those rights under all agreements, contracts or leases of described in the Time Brokerage Agreement (the "Operating Contracts"), including, as set forth on
Schedule 1.3: (a) all contracts for the sale of time of the Stations for cash at rates substantially in accordance with the Station's past practices with a remaining term at Closing of eleven (11) months or less ("Sales Agreements");
(b) all contracts in effect as of the date hereof for the sale of time on the Stations in exchange for merchandise or services used or useful for the benefit of the Stations to the extent that such contracts (i) were entered into in the ordinary course of business, (ii) are preemptible for cash time sales, (iii) obligate the Buyer to provide advertising time only on a "run of schedule" basis and (iv) have a remaining term of eleven (11) months or less ("Trade Agreements"); (c) all contracts for the sale of time on the Stations in exchange for programming

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("Barter Agreements"); and (d) all Operating Contracts and Sales, Barter and
Trade Agreements entered into after the date hereof with the written consent of Buyer. In the event that Receiver submits any Operating Contract, Sales Agreement, Trade Agreement or Barter Agreement (together, the "Contracts") to Buyer for its consent, such consent shall be deemed to have been given if Buyer does not notify Receiver of its rejection of the Contract within ten (10) days after its receipt of Receiver's written request for such consent.
                     1.4 REAL PROPERTY. All right, title, and interest in the real property used in the operation of the Stations, as described in
Schedule 1.4, or acquired for the benefit of the Stations, with the written consent of Buyer, between the date of this Agreement and Closing Date (together, the "Real Property").
                     1.5 CALL SIGNS, PROMOTIONAL MATERIALS AND INTANGIBLES. All rights in the call signs, copyrights, trademarks, tradenames, slogans, logos, service marks, computer software, magnetic media, data processing files, systems and programs, business lists, trade secrets, sales and operating plans, goodwill and other similar intangible property rights used or held for use in the operation of the Stations, including but not limited to the intangible property identified on Schedule 1.5 (the "Intangible Property").
                     1.6 RECORDS. All records, including but not limited to all books of account, customer lists, supplier lists, non-confidential employee personnel files, local public records file materials, engineering data, logs, programming records, consultants' reports, ratings reports, budgets, financial reports and projections, and sales, operating and business plans, relating to or used in the operation of the Stations or necessary or desirable to show compliance with any law or regulation applicable to the Stations or the operation of the Stations and not pertaining solely to Receiver's internal affairs (the "Stations Records"); it being understood that Receiver shall have the right to retain copies of any such records.
                     1.7 ACCOUNTS RECEIVABLE. The accounts receivables arising from the operation of the Station (the "Receivables").
                     1.8 EXCLUDED ASSETS. It is understood and agreed that the following assets shall not be among the Assets purchased pursuant to this Agreement: (i) sales, income and other tax refunds and claim therefore relating to the period prior to Closing; (ii) life insurance policies;

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(iii) claims against third parties, based on activities occurring prior to
Closing, other than those claims specifically conveyed or specifically related to Assets which are conveyed; and (iv) assets listed in Schedule 1.8.

           2. ASSUMPTION OF LIABILITIES. Buyer shall not assume any of Receiver's or the Stations' liabilities, except liabilities of the Stations under the Time Brokerage Agreement or as otherwise expressly assumed by Buyer.

           3.        PURCHASE PRICE AND PAYMENT.
                     3.1 PURCHASE PRICE. The purchase price for the assets shall be Five Hundred Sixty Thousand Dollars ($560,000) (the "Asset Purchase Price"). The Purchase Price shall be payable as follows:
                     3.2 ESCROW DEPOSIT. Prior to the execution of this Agreement, Buyer has placed the sum of Ten Thousand Dollars ($10,000), and upon the execution of this Agreement Buyer shall place an additional sum of Forty-Six Thousand Dollars ($46,000) (together, the "Escrow Deposit"), in escrow with Mark Jorgenson (the "Escrow Agent") to be held in escrow in accordance with the Escrow Agreement attached as Exhibit A.
                     3.3 CASH AT CLOSING. At Closing, Buyer will pay to Receiver by certified bank check or wire transfer of federal funds, pursuant to wire instructions that Receiver shall deliver to Buyer prior to Closing, (i) the Purchase Price, (ii) less the Escrow Deposit (iii) plus or minus any adjustments as set forth in Section 4 hereof or elsewhere in this Agreement.
                     3.4 ALLOCATION. The Asset Purchase Price shall be allocated among the assets in accordance with the amounts as set forth on
Schedule 3.4. Receiver and Buyer agree (i) to jointly complete and separately file Form 8594 with any federal income tax return which they may file for the tax year in which the Closing occurs, and (ii) that neither Receiver nor Buyer will take a position on any income, transfer or gains tax return, before any governmental agency charged with the collection of any such tax or in any judicial proceeding that is an any manner inconsistent with the terms of any such allocation without the written consent of the other.
           4.        PRORATIONS AND ADJUSTMENTS.  The operation of the Stations

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and the income and normal operating expenses, including without limitation assumed liabilities and prepaid expenses, attributable thereto shall be prorated between Receiver and Buyer in accordance with the provisions of the Time Brokerage Agreement. A final accounting of prorated items shall be made by Buyer with the cooperation of Receiver, and the sum due from one party to the other pursuant to this Section 4 shall be paid in cash, within sixty (60) days after the Closing Date.

           5.        REPRESENTATIONS AND WARRANTIES OF RECEIVER.
Receiver makes the following representations and warranties all of which have been relied upon by Buyer in entering into this Agreement and, except as otherwise specifically provided, all of which shall be true and correct at Closing. All representations and warranties hereinafter stated shall be to the best of Receiver's knowledge, and Buyer understands and agrees that Receiver shall be under no duty to make inquiries of any facts not now known to him which could materially affect the below-stated representations and warranties.
                     5.1 AUTHORITY. Receiver has been duly appointed as receiver for the assets of the Stations by Order of the Superior Court in Case No. D-96466. Pursuant to such appointment, Receiver has the full power and authority to manage the assets of the Stations, to the extent permitted under the laws of the State of Georgia and the authority of the Superior Court. Moreover, by virtue of such appointment, Receiver has the full power and authority to enter into and perform this Agreement and the Transactions contemplated hereby, to the extent permitted under the laws of the State of Georgia and the authority of the Superior Court.
                     5.2 AUTHORIZATION. Subject to Section 16 hereof, the execution and delivery of this Agreement by Receiver has been duly authorized by all necessary actions of the Superior Court and as otherwise required, and copies of any such authorizing documents shall be delivered to Buyer at Closing. This Agreement has been duly executed by Receiver and delivered to Buyer and constitutes a legal, valid and binding obligation of Receiver, enforceable against Receiver in accordance with its terms.
                     5.3 NO BREACH. None of (i) the execution, delivery and performance of this Agreement by Receiver, (ii) the consummation of this Agreement and all other documents or instruments related thereto or executed in connection therewith or in contemplation of the


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transaction hereunder (the "Transaction"), or (iii) Receiver's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate any judgment, decree, order, or (except as disclosed in Schedule 5.3) any agreement, lease or other instrument to which, to the extent applicable to the operation of the Stations, Receiver is a party or by which, to the extent applicable to the operation of the Stations, Receiver is legally bound, or any law, rule, or regulation applicable to Receiver or the operation of the Stations.
                     5.4        STATIONS LICENSES.    Except as set forth on
Schedule 5.4, there are no applications, proceedings, or complaints pending or, to the knowledge of Receiver, threatened which may have an adverse effect on the business or operation of the Stations (other than rulemaking proceedings that apply to the radio broadcasting industry generally). Receiver is not aware of any reason why those of the Stations Licenses subject to expiration might not be renewed in the ordinary course based on current FCC rules or of any reason why any of the Stations Licenses might be revoked.
                     5.5 TITLE TO ASSETS. Pursuant to the Order of the Superior Court in Case No. D-96466, dated November 29, 1993, Receiver has the power and the authority to convey good and marketable title to the Assets, free and clear of all mortgages, deeds of trust, liens, pledges, collateral assignments, security interests, leases, easements, covenants, restrictions and encumbrances or other defects of title ("Encumbrances"), except those Encumbrances disclosed on Schedule 5.5.
                     5.6 CONDITION OF EQUIPMENT. Receiver makes no warranty or representation herein with respect to the condition, merchantability or fitness of the Stations Equipment, or that it is adequate for its present use or the use intended by Buyer. Buyer is acquiring the Stations Equipment in an "as is" condition, and Buyer has made any investigation of the condition of the Stations Equipment required by Buyer prior to consummating this Transaction.
                     5.7 CONDITIONS OF THE REAL PROPERTY. Receiver has received no notice of any encroachments upon the Real Property used in the transmitter site (the "Transmitter Site") by any buildings, structures, or improvements located on adjoining real estate, except to the extent such encroachments do not impair the present use of the property. Receiver has received no notice


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that utility lines serving the Transmitter Site passes over the lands of others except where appropriate easements have been obtained. Receiver has received no notice that there are any pending or contemplated condemnation or eminent domain proceedings that may affect the Real Property. Receiver has received no notice that the present use and occupancy of the Transmitter Site fails to comply in any material respects with all leasehold obligations and with all regulations, codes, ordinances, and statutes of all applicable governmental authorities, including without limitation all sanitary laws and regulations, occupational safety and health regulations, and electrical codes. Receiver has received no notice that any of the towers and other structures on the Real Property and the Land are not painted and/or lighted in accordance with the requirements of the Stations Licenses, the Commission, the Federal Aviation Administration or any applicable requirements of federal, state and local law.
                     5.8 CONTRACTS. If any Contract is not assignable to Buyer without consent of the other contracting party, Receiver shall use its reasonable best efforts to secure such consents before the Closing Date. Receiver has provided to Buyer true and correct copies of all Contracts (other than Sales Agreements) that are material to the operation of the Stations or create obligations that in the aggregate are material or create aggregate obligations of more than Two Thousand Dollars ($2,000), as modified to date, and one or more forms that is representative of the terms of the Sales Agreements now in effect. The Contracts as amended through the date of this Agreement, will not be modified without Buyer's written consent (which shall not be unreasonably withheld, and which shall be deemed given in the event
Buyer has not responded to a written request therefore within ten (10) days).
                     5.9 EMPLOYEES. Receiver has received no notification from the Commission that Receiver's employment practices fail to comply with the Commission rules and policies.
                     5.10 LITIGATION. Except as set forth in Schedule 5.10, to the knowledge of Receiver, there is no unsatisfied judgment outstanding, and Receiver has received no notice of any litigation, proceeding, claim or investigation of any nature pending against the Stations and, to Receiver's knowledge, there is no litigation, proceeding, claim or investigation of any nature threatened against the Stations which might have an adverse effect on the continued operation of


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the Stations or impair the value of the Assets or which might have an adverse effect on Receiver's ability to perform in accordance with the terms of this Agreement. Except as set forth in Schedule 5.10, Receiver is not aware of any facts that could reasonably result in any such proceedings.
                     5.11 PAYMENT OF TAXES. Receiver has, or by the Closing Date will have, paid and discharged all taxes, assessments, excises and other levies relating to the Assets during the period of Receiver's receivership, excepting such taxes, assessments, and other levies as will not be due until after the Closing Date and that are to be prorated pursuant to
Section 4.
                     5.12       COMPLIANCE WITH LAWS.  Except as disclosed on
Schedule 5.12 or in the reports to be delivered to Buyer under this Agreement, Receiver has received no notice that he has not complied in all material respects with, or that he is in violation of, any federal, state, or local laws, regulations, or orders relating to the operation of the Stations.
                     5.13 CITIZENSHIP. Receiver is not a "foreign person" as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). On the Closing Date, Receiver will deliver to Buyer sworn affidavits to that effect, which shall also set forth Receiver's name, address, taxpayer identification number, and such additional information as may be required to exempt the Transaction from the withholding provisions of Section 1445 of the Code. Buyer shall have the right to furnish copies of the affidavit to the Internal Revenue Service ("IRS").
                     5.14 PATENTS, TRADEMARKS, COPYRIGHTS. Except as set forth on Schedule 5.14, Receiver does not have any knowledge, nor has Receiver received any notice to the effect, that its use of any of the call sign and slogans, logos, copyrights, trademarks, tradenames, service marks, and other similar intangible property rights currently used to promote or identify the Stations, or otherwise used in the promotion of the Station's business, as listed or described on Schedule 1.5 (the "Promotional Rights") may or are claimed to infringe on the right of another. Receiver has no knowledge of any infringement or unlawful or unauthorized use of such Promotional Rights. To Receiver's knowledge, the operation of the Stations does not infringe any copyright, patent, trademark, tradename, service mark, and other similar right of any third party.

                     5.15 NO MISLEADING STATEMENTS. To Receiver's knowledge, no statement

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made by Receiver to Buyer and no statement as set forth in this Agreement, or information delivered or to be delivered to Buyer in satisfaction of a requirement of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary in order to make such statements or information in light of the circumstances under which such statement or information is delivered not misleading.

           6. REPRESENTATIONS AND WARRANTIES OF AT&T. AT&T makes the following representations and warranties, all of which have been relied upon by Buyer in entering into this Agreement and, except as otherwise specifically provided, all of which shall be true and correct as of Closing.
                     6.1 ORGANIZATION. AT&T is a corporation duly organized, validly existing, and in good standing, under the laws of the State of Delaware, is duly qualified to do business in the State of Georgia and has full corporate power and authority to enter into and perform this Agreement.
                     6.2 AUTHORIZATION. The execution and delivery of this Agreement by AT&T has been duly authorized by all necessary corporate action on the part of AT&T. Evidence of such authorization shall be delivered to Buyer at Closing. This Agreement has been duly executed by AT&T and delivered to Buyer and constitutes a legal, valid, and binding obligation of AT&T, enforceable in accordance with its terms.
                     6.3 NO BREACH. None of (i) the execution, delivery and performance of this Agreement by AT&T, (ii) the consummation of the Transaction, or (iii) AT&T's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate AT&T's articles of incorporation, bylaws, any judgment, decree, order, agreement, lease or other instrument to which AT&T is a party or by which AT&T is legally bound, or any law, rule or regulation applicable to AT&T.

                     6.4 TITLE TO ASSETS. AT&T warrants that Receiver will convey to Buyer, at the Closing of this transaction, good and marketable title to the Assets, free and clear of all mortgages, deeds of trust, liens, pledges, collateral assignments, security interests, leases,

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easements, covenants, restrictions and encumbrances or other defects of title
("Encumbrances"), except those Encumbrances disclosed on Schedule 5.5.
                     6.5 LITIGATION. There is no action, suit, investigation or other proceedings pending or, to AT&T's knowledge, threatened which may adversely affect AT&T's ability to perform in accordance with the terms of this Agreement, and AT&T is unaware of any facts which could reasonably result in any such proceeding.
                     6.6 NO MISLEADING STATEMENTS. To AT&T's knowledge, no statement made by AT&T to Buyer and no statement as set forth in this Agreement, or information delivered or to be delivered to Buyer in satisfaction of a requirement of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary in order to make such statements or information in light of the circumstances under which such statement or information is delivered not misleading.

           7. REPRESENTATIONS AND WARRANTIES OF BUYER. Subject to the qualifications set forth on Schedule 7, Buyer makes the following representations and warranties, all of which have been relied upon by Receiver in entering into this Agreement and, except as set forth on Schedule 7 or as otherwise specifically provided, all of which shall be true and correct as of Closing.
                     7.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing, and in good standing, under the laws of the State of Delaware, is duly qualified to do business in the State of Georgia and has full corporate power and authority to enter into and perform this Agreement.
                     7.2 AUTHORIZATION. The execution and delivery of this Agreement by Buyer has been duly authorized by all necessary corporate action on the part of Buyer. Evidence of such authorization shall be delivered to Receiver at Closing. This Agreement has been duly executed by Buyer and delivered to Receiver and constitutes a legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms.

                     7.3 NO BREACH. None of (i) the execution, delivery and performance of

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this Agreement by Buyer, (ii) the consummation of the Transaction, or (iii)
Buyer's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate Buyer's articles of incorporation, bylaws, any judgment, decree, order, agreement, lease or other instrument to which Buyer is a party or by which Buyer is legally bound, or any law, rule or regulation applicable to Buyer.
                     7.4 LITIGATION. There is no action, suite, investigation or other proceedings pending or, to Buyer's knowledge, threatened which may adversely affect Buyer's ability to perform in accordance with the terms of this Agreement, and Buyer is unaware of any facts which could reasonably result in any such proceeding.
                     7.5 NO MISLEADING STATEMENTS. To Buyer's knowledge, no statement made by Buyer to Receiver and no statement as set forth in this Agreement, or information delivered or to be delivered to Receiver in satisfaction of a requirement of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary in order to make such statements or information in light of the circumstances under which such statement or information is delivered not misleading.
                     7.6 QUALIFICATION AS BROADCAST LICENSEE. As a licensee of commercial radio stations (the "Tropic Stations"), Buyer knows of no fact that would, under the Communications Act of 1934, as amended, or the rules, regulations and policies of the FCC, disqualify Buyer from becoming the licensee of the Stations. There are no proceedings, complaints, notices of forfeiture, claims, investigations pending or, to the knowledge of Buyer, threatened against any or in respect of any of the Tropic Stations that would materially impair the qualifications of Buyer to become a licensee of the Stations or delay the FCC's processing of the Assignment Applications.

           8.        ENVIRONMENTAL MATTERS.
                     8.1 ENVIRONMENTAL DISCLOSURES. The matters set forth in this Section constitute disclosures of Receiver and AT&T which shall be true and accurate as of the Closing Date. In the event that, during the period between the execution of this Agreement and the Closing

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Date, either Receiver or AT&T learns, or has reason to believe, that any of the following disclosures may cease to be true, such party hereby covenants to give notice thereof to Buyer as promptly as reasonably possible. Except as set forth or described in the Environmental Assessments on Schedule 8.1, Receiver hereby discloses that to the knowledge of Receiver, and AT&T hereby discloses that to the knowledge of AT&T:
                     8.1.1 NO PROCEEDINGS. In connection with any applicable Environmental Laws (as defined below), there are no

                (i) claims, demands, suits, causes of action, claims for the recovery of response costs;

                (ii) administrative or judicial orders directing the performance of investigations, response or remedial actions;

                (iii) a requirement to implement a "corrective action" plan pursuant to any order or permit issued;

                (iv) claims for restitution, contribution or indemnity from third parties or any governmental agency;

                (v) fines, penalties, liens against any of the Stations' property;

                (vi) claims for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts; and

                (vii) with regard to any present or former employees, claims for exposure to or injury from any environmental conditions pending against Receiver or pending against the Stations' studio landlord or transmitter and tower site landlord.
                     8.1.2 DEFINITIONS. For purposes hereof, "Environmental Laws" shall refer to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances control Act ("TSCA"). 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; the Resource Conservation and Recovery Act. ("RCRA"), 42 U.S.C. Section 9601 et seq.; the Clean Water Act ("CWA"), 33 U.S.C. Section 1251 et seq.; the Safe Drinking Water Act 42, U.S.C. Section 300f et seq.; The Clean Air Act ("CAA"),42 U.S.C.
Section 7401 et seq.; or any analogous federal or state law; and in the rules, regulations or ordinances adopted, or other enforceable criteria and guidelines promulgated pursuant to the preceding laws, all as in effect as of the Closing Date.

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           9.        PRE-CLOSING OBLIGATIONS.  The parties covenant and agree
as follows with respect to the period prior to the Closing Date:
                     9.1 APPLICATIONS FOR COMMISSION CONSENT. As soon as possible after the date of this Agreement, Receiver, AT&T (as necessary) and Buyer shall join in and file an application or applications requesting the Commission's written consent to the assignment of the Stations Licenses from Receiver to Buyer (the "Assignment Applications"), and they will diligently take all steps necessary or desirable and proper to prosecute expeditiously the Assignment Applications and to obtain the Commission's determination that approval of the Assignment Applications will serve the public interest, convenience, and necessity. The failure by either party to timely file or diligently prosecute its portion of the Assignment Applications shall be deemed a material breach of this Agreement.
                     9.2 OTHER GOVERNMENTAL CONSENTS. Promptly following the execution of this Agreement, Receiver, AT&T (as necessary) and Buyer shall proceed to prepare and file with the appropriate governmental authorities (other than the Commission) such requests, if any, for approval or waiver as may be required from such governmental authorities in connection with the Transaction, and shall jointly, diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.
                     9.3 FINANCIAL INFORMATION. Between the date hereof and the Closing Date, Receiver and AT&T shall furnish Buyer with monthly operating statements in the form currently prepared for the Stations within ten
(10) days after the end of each calendar month, and with such additional data concerning the Stations' financial condition as may reasonably be requested by Buyer.
                     9.4 CONSENTS. Receiver shall use his reasonable best efforts to obtain all required consents of the other contracting parties to the assignment of the Contracts.
                     9.5 ENGINEERING REPORT. Prior to Closing, Buyer shall obtain (a) an engineering report concerning the condition of the Stations Equipment, and (b) a report concerning the compliance of the tower and transmitter improvements on the Real Property with applicable

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access, fire, proposed zoning and other land-use laws (together, the
"Engineering Report"). If the Engineering Report discloses the need for modifications that in Buyer's reasonable judgment involve expenses in excess of $5,000.00, Buyer shall deliver in writing to Receiver and AT&T, within thirty
(30) days of receipt of the Engineering Report, Buyer's objections to such matters. Thereafter, at any time prior to the Closing Date, Receiver or AT&T shall have the option, but not the obligation, to take such action as they and Buyer shall agree upon in order to satisfy Buyer's objections. If Receiver and AT&T fail or decline to take such actions, Buyer shall have the option to either terminate this Agreement or consummate the transactions contemplated herein including accepting the Stations Equipment and the Tower subject to such conditions. The costs of the Engineering Report shall be paid by Buyer.

                     9.6 TITLE INSURANCE. Within sixty (60) days of the date of this Agreement, Receiver or AT&T shall deliver to Buyer the commitment of a title insurance company reasonably satisfactory to Buyer agreeing to issue to Buyer, at standard rates, the standard and customary form of owner's title insurance policies covering title in the Real Property for amounts specified by Buyer that would reasonably compensate Buyer for the loss of title or use of such property (the "Title Commitment"). Buyer shall have a period of thirty
(30) days following receipt of the last of the surveys required pursuant to
Section 9.7 hereof and the Title Commitment to deliver in writing to Receiver any objections that Buyer may have to material Encumbrances contained or set forth in such surveys or the Title Commitment. An Encumbrance shall be only deemed material if such Encumbrance would impair the current use of the Real Property or the operation of the Stations, or constitute Encumbrances for due but unpaid taxes, assessments or any other monetary obligations to any party. Any items which are non-material or to which Buyer does not object within such thirty (30) day period shall be deemed to be "Permitted Encumbrances." If Buyer timely delivers such written notice of such title objections, then Receiver or AT&T shall have the option, but not the obligation, to satisfy such objections to the satisfaction of Buyer at or before the Closing, If Receiver and AT&T are unable or unwilling to so correct such matter, then Buyer shall have the right to either waive such objection and accept title to the Real Property subject to such matter or terminate this Agreement. If Buyer so declines to terminate this Agreement, then such matter shall be deemed as an additional Permitted Encumbrance. The costs of the Title Commitment and the policy to be issued pursuant to the Title Commitment (the "Title Policies") shall be paid by Receiver.
                     9.7 SURVEYS. Within sixty (60) days of the date of this Agreement, Receiver or AT&T shall deliver to Buyer surveys of the Real Property sufficient to remove the "survey exception" contained in The Commitment and the Title Policies to the maximum extent allowed by the the State of Georgia.
                     9.8 CONFIDENTIALITY. Each party agrees that any and all information learned or obtained by it from the other (and that is not otherwise public or known in the radio broadcast industry) shall be confidential and agrees not to disclose any such information to any person whatsoever other than as is necessary for the purpose of effecting the Transaction or as otherwise required by law.
                     9.9 ACCESS. Between the date hereof and the Closing Date, Receiver or AT&T shall give, upon prior notice, Buyer or representatives of Buyer (including underwriters, lenders, consultants and investors) reasonable access to the Assets and to the books and records of Receiver and AT&T relating to the business and operation of the Stations. It is expressly understood that, pursuant to this Section, Buyer, at its sole expense, shall be entitled to make such engineering inspections of the Stations and surveys of the Real Property, and such audits of the Stations' financial records as Buyer may desire, so long as the same do not unreasonably interfere with the present operations of the Stations.
                     9.10 EMPLOYEE MATTERS. Receiver or AT&T has provided to Buyer an accurate list of all current employees of the Stations on
Schedule 9.10 ( the "Stations Employees") together with a description of the terms and conditions of their respective employment and their duties as of the date of this Agreement. Receiver shall promptly notify Buyer of any changes that occur prior to Closing with respect to such information. On or prior to Closing, Receiver shall compensate each of the Station's employees for all accrued commissions, accrued vacations, sick leave and other accrued benefits. Receiver shall terminate the employment of all the Stations Employees effective on the Closing Date.
                     9.11 OPERATIONS PRIOR TO CLOSING. Between the date of this Agreement and the Closing Date:
                     (a) Receiver shall operate the Stations in accordance with the provisions of the Time Brokerage Agreement;
                     (b) Receiver shall comply with all laws, rules, ordinances and regulations applicable to it, to the Assets and to the business and operation of the Stations, the failure with which to comply could have a material adverse affect on any of the Assets, the Stations or the business or operations of the Stations.
                     (c) Receiver shall not, without the express written consent of Buyer which shall not be unreasonably withheld, and which shall be deemed given in the event Buyer has not responded to a written request therefor within ten (10) days: (i) sell or agree to sell or otherwise dispose of any of the Assets (A) other than in the ordinary course of business, and (B) unless such Assets are replaced prior to Closing by assets of equal or greater worth, quality and utility: (ii) acquiesce in any infringement, unauthorized use or impairment of the Intangible Property or change the Stations' call signs; (iii) enter into any employment contract on behalf of the Stations unless the same is terminable at will and without penalty; or (iv) enter into any other contract, lease or agreement that will be binding on Buyer after Closing, except for (A) Sales Agreements, Trade Agreements and Barter Agreements to the extent consistent with Section 1.3, and (B) other contracts, leases and agreements that in the aggregate will not impose obligations on Buyer in excess of Two Thousand Dollars ($2,000).
                     9.12 ADVERSE DEVELOPMENTS. Receiver and AT&T shall promptly notify Buyer of any materially adverse developments that occur prior to Closing with respect to the Assets or the operation of the Stations; provided, however, that compliance with the disclosure requirements of this
Section 9.12 shall not relieve Receiver or AT&T of any obligation with respect to any representation, warranty or covenant in this Agreement or waive any condition to Buyer's obligations under this Agreement.
                     9.13 ADMINISTRATIVE VIOLATIONS. If Receiver or AT&T receives any finding, order, complaint, citation or notice prior to the Closing Date which states that any aspect of the Stations' operations violates any rule or regulation of the Commission or of any other governmental authority (an "Administrative Violation"), including without limitation any rule or regulation concerning environmental protection, the employment of labor, or equal employment opportunity, Receiver shall promptly notify Buyer of the Administrative Violation, remove or correct the Administrative Violation, and be responsible for the payment of all costs associated therewith, including any fines or back pay that may be assessed.
                     9.14 BULK SALES ACT. Pursuant to Section 12.1 hereof, AT&T agrees to indemnify, defend, and hold Buyer harmless against any claims, liabilities, costs, or expenses, including reasonable attorneys' fees, that Buyer may incur as a result of the failure to comply with the bulk sales provisions of the Uniform Commercial Code or similar laws.
                     9.15 CONTROL OF STATIONS. This Agreement shall not be consummated until after the Commission has given its written consent thereto, and notwithstanding anything herein to the contrary, between the date of this Agreement and the Closing Date, Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct the operation of the Stations. Such operations shall be the sole responsibility of Receiver.
                     9.16 COMPLETION OF EXHIBITS. The parties acknowledge that all schedules to this Agreement (the "Schedules") have not been completed. Within fourteen (14) days following execution of this Agreement, Receiver and AT&T shall complete the Schedules and deliver them to Buyer and shall deliver to Buyer true and correct copies of all Contracts (other than Sales Agreements), as modified to date, to be assumed by Buyer pursuant to this Agreement and not previously delivered pursuant to Section 5.8, it being understood that no such Contracts delivered under this Section
9.16 shall be material to the operation of the Stations nor shall such Contracts create obligations that in the aggregate are material nor create aggregate obligations of more than Two Thousand Dollars ($2,000). This Agreement shall be subject to rescission by Buyer if the Schedules are not completed, and all such Schedules and Contracts are not delivered to Buyer, within fourteen (14) days following execution of this Agreement, or if Buyer is for any reason not satisfied with the contents or substance of any such Schedules or Contacts delivered therewith.


           10.       CONDITIONS PRECEDENT.

                     10.1 MUTUAL CONDITIONS. The obligation of Receiver, AT&T and Buyer to consummate this Agreement is subject to the satisfaction of each of the following conditions:
                     10.1.1 COMMISSION CONSENT. The Commission shall have granted its consent to the Assignment Applications and such FCC Consent shall have become a Final Order (as defined below). Final Order means an order or action of the Commission that, by reason of expiration of time or exhaustion of remedies, is no longer subject to administrative or judicial reconsideration or review.
                     10.1.2 ABSENCE OF LITIGATION. As of the Closing Date, no action, claim, suit or proceeding seeking to enjoin, restrain, or prohibit the consummation of the Transaction shall be pending before any court, the Commission, or any other governmental authority; provided, however, that this condition may not be invoked by a party if any such action, suit, or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of, such party.
                     10.2 CONDITIONS TO BUYERS'S OBLIGATION. In addition to satisfaction of the mutual conditions contained in Section 10.1, the obligation of Buyer to consummate this Agreement is subject to the satisfaction of each of the following conditions:
                     10.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Receiver and AT&T to Buyer shall be true, complete, and correct in all material respects as of the Closing Date with the same force and effect as if then made.
                     10.2.2 COMPLIANCE WITH CONDITIONS. All of the terms, conditions and covenants to be complied with or performed by Receiver and AT&T on or before Closing Date shall have been timely complied with and performed in all material respects.
                     10.2.3 NO ADVERSE DEVELOPMENT. There shall not be or have been any (a) breach by Receiver or AT&T or (b) any other adverse change in the business or prospects of either the Stations or the condition of the Assets, other than as may be caused by Buyer under the Time Brokerage Agreement entered into between Buyer and Receiver on even date herewith. No adverse development shall have occurred with respect to the Stations that results in an impairment to the ability of the Stations to operate as it is now operated or represents an impairment of the value of the Stations or Assets being conveyed.
                     10.2.4 TITLE COMMITMENT, SURVEY AND ENGINEERING REPORT. Buyer shall have timely received the Title Commitment and Survey, and Buyer shall (at its option) obtain the Engineering Report, none of which shall reveal anything inconsistent with Receiver's and AT&T's representations, warranties or disclosures hereunder, or with Buyer's investigation of the Stations Equipment and Real Estate, except to the extent such inconsistencies have been expressly waived by Buyer.
                     10.2.5 VALIDITY OF STATIONS LICENSES; AUTHENTICITY OF STATIONS APPLICATION. On the Closing Date, Receiver shall be the owner and holder of the Stations Licenses to the extent that such authorizations can be owned or held by Receiver under the Communications Act of 1934, as amended; the Stations Licenses and the construction permit authorizing an increase to 6,000 watts of broadcast power for WMOG (FM) (the "Construction Permit") are all of the licenses, permits, and other authorizations used or necessary to operate the Stations as they are now operated and are validly issued in the name of Receiver; the Stations Licenses shall be in full force and effect, valid for the balance of the current license term applicable generally to radio stations licensed to communities in the state where the Stations are located; and the Stations Licenses shall be unimpaired by any acts or omissions of Receiver or Receiver's employees, agents, officers, directors or shareholders, and are free and clear of any restrictions which might limit the full operation of the Stations (other than restrictions under the terms of the licenses themselves); the Stations are in compliance with the Commission's policy on exposure to radio frequency radiation; no renewal of any Stations License would constitute a major environmental action under the rules of the Commission; access to the Stations' transmission facilities is restricted in accordance with the policies of the Commission; and all information contained in any Stations Applications pending with the Commission is true, complete and accurate in all material respects.
                     10.2.6 CLOSING DOCUMENTS. Receiver and AT&T shall deliver to Buyer all of the closing documents specified in Section 11.2.1, all of which documents shall be dated as of the Closing Date, duly executed, and in a form customary in the state where the Assets are located and reasonably acceptable to Buyer.
                     10.2.7 THIRD PARTY CONSENTS. Receiver shall have obtained all required Consents to the assignment of the Material Contracts, as listed on Schedule 1.3.
                     10.2.8 ESTOPPEL CERTIFICATES. Receiver shall have obtained such fee owner's consents and mortgagee's estoppel and non-disturbance agreements with respect to the leases for the Leased Premises as are reasonably requested by Buyer not less than ten (10) days prior to the Closing Date.
                     10.2.9 SETTLEMENT OF CLAIMS. Receiver shall have settled any and all claims against Receiver or the Stations that affect or concern the Assets.
                     10.2.10 TITLE TO ASSETS. Receiver shall hold and be able to deliver to Buyer on the Closing Date title to the Assets by Deed, Bill of Sale or Assignment, as the case may be, with fiduciary covenants only. All Orders of the Superior Court necessary to authorize and empower Receiver to transfer to Buyer good and marketable title to the Assets, free and clear of all Encumbrances (except Permitted Encumbrances), have been or will be obtained, certified copies of which will be delivered to Buyer no later than at Closing.
                     10.2.11 ASSIGNMENT OF PURCHASE RIGHTS. AT&T shall hold and be able to deliver to Buyer on the Closing Date an assignment of all of its rights to purchase the Assets, which rights shall not be subordinate to the rights of others nor subject to liens, encumbrances or conditions, except as provided in this Agreement.
                     10.3 CONDITIONS TO RECEIVER'S AND AT&T'S OBLIGATIONS. In addition to satisfaction of the mutual conditions contained in
Section 10.2, the obligations of Receiver and AT&T to consummate this Agreement is subject to satisfaction of each of the following conditions:
                     10.3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer to Receiver shall be true, complete and correct in all material respects as of the Closing Date with the same force and effect as if then made.
                     10.3.2 COMPLIANCE WITH CONDITIONS. All of the terms, conditions and covenants to be complied with or performed by Buyer on or before the Closing Date shall have been timely complied with and performed in all material respects.
                     10.3.3. PAYMENT. Buyer shall pay and/or deliver to Receiver the consideration set forth in Section 3.
                     10.3.4 CLOSING DOCUMENTS. Buyer shall deliver to Receiver all the closing documents specified in Section 11.2.2, all of which documents shall be dated as of the Closing Date, duly executed, and in a form customary in transactions of this type and reasonably satisfactory to Receiver.

           11.       CLOSING.
                     11.1 CLOSING DATE. The Closing hereunder shall occur on a date mutually agreeable to Buyer, AT&T and Receiver as soon as possible but in any event no later than ten (10) business days after the Commission's action granting its consent to the Assignment Application has become a Final Order (the "Closing Date"), and shall be effective as of 11:59 P.M. on the Closing Date; provided, however, that in the event a Final Order is not received on or before May 31, 1994, then, unless Buyer, AT&T and Receiver agree to extend such deadline to November 30, 1994, this Agreement shall be terminated as of such date and held to be void ab initio, and all monies previously delivered to the Escrow Agent or any party hereto shall be returned to the conveying party and all liabilities and obligations hereunder shall cease to exist (except to the extent required to unwind the Transaction contemplated hereunder). The Closing shall take place at the office of Buyer's counsel in Columbus, Ohio, commencing at 10:00 A.M. on the Closing Date. If, as of the Closing Date, any condition precedent described in Section 10 has not been satisfied, the party for whom such condition precedent is to be performed shall have the option to excuse the performance of such condition precedent at or before the Closing and simultaneously therewith postpone the Closing until a date ten (10) days after all such conditions have been (or are able to be) performed, and such postponed date shall constitute the new Closing Date for all purposes hereunder.
                     11.2 PERFORMANCE AT CLOSING. The following documents shall be executed and delivered at Closing.
                     11.2.1     BY RECEIVER AND AT&T.  Receiver and/or
AT&T shall deliver to Buyer:
                     (a) Certified copies of all Orders of the Superior Court granting Receiver's authority to enter into and perform the Transactions contemplated hereby, and to deliver title to the Assets free and clear of Encumbrances (except Permitted Encumbrances);
                     (b) An assignment executed by AT&T granting to Buyer all of AT&T's rights to acquire the Assets of the Stations, together with certified copies of all (i) corporate resolutions of AT&T authorizing said assignment, and (ii) Orders of the Superior Court granting AT&T the right to acquire the Assets in its name or in the name of its assignee;
                     (c) One or more assignments transferring to Buyer all of the interests of Receiver in and to the Stations Licenses, the Stations Applications, the Construction Permit and all other licenses, permits, and authorizations issued by any other governmental authorities that are used in or necessary for the lawful operation of the Stations;
                     (d) One or more fiduciary deeds conveying to Buyer indefeasible fee simple title to the Real Property, subject to the Permitted Encumbrances and all consents to such deeds necessary for the legally enforceable conveyance of such interests;
                     (e) One or more bills of sale conveying to Buyer the Stations Equipment and Assets;
                     (f) One or more assignments, together with all required consents, assigning to Buyer all of the Contracts, Stations Records, Studio Lease, and the Intangible Property; and
                     (g)        The affidavit described in Section 5.13 above.
                     11.2.2     BY BUYER.  Buyer shall deliver to Receiver:
                     (a) A certificate executed by Buyer attesting to Buyer's compliance with the matters set forth in Section 10.3.1 and 10.3.2, together with appropriate evidence of Buyer's authorization to enter into and consummate this Agreement;
                     (b)        The Purchase Price; and
                     (c) Such assumption agreements and other instruments and documents as are required to make, confirm, and evidence Buyer's assumption of and obligation to pay, perform, or discharge Receiver's obligations under the Contracts to the extent the same are to be assumed by Buyer pursuant to the terms of this Agreement.
                     11.2.3 OTHER DOCUMENTS AND ACTS. The parties will also execute such other documents and perform such other acts, before and after the Closing Date, as may be necessary for the complete implementation and consummation of this Agreement.

          12. POST-CLOSING OBLIGATIONS. The parties covenant and agree as follows with respect to the period subsequent to the Closing Date:
                     12.1       INDEMNIFICATION.
                     12.1.1 BUYER'S RIGHT TO INDEMNIFICATION. AT&T undertakes and agrees to indemnify, defend by counsel reasonably acceptable to Buyer, and hold harmless Buyer, its parent, affiliates, successors and assigns and their respective directors, officers, employees, shareholders, representatives and agents (hereinafter referred to collectively as "Buyer Indemnitees") from and against and in respect of any and all direct losses, costs, liabilities, claims, obligations and expenses, including reasonable attorneys' fees, incurred or suffered by a Buyer Indemnitee arising from (i) the claims of third parties with respect to operation of the Stations or ownership of the Assets prior to Closing not expressly assumed by Buyer pursuant to this Agreement or otherwise consented to by Buyer in writing; (ii) a breach, misrepresentation or other violation of any of AT&T's covenants, warranties or representations contained in this Agreement; (iii) an absolute breach, misrepresentation or other violation of any of Receiver's covenants, warranties or representations contained in this Agreement, without regard to whether Receiver had personal knowledge of facts giving rise to such breach;
(iv) all liabilities of Receiver or the Stations not expressly assumed by Buyer pursuant to this Agreement or otherwise consented to by Buyer in writing; (v) all liens, charges, or encumbrances on any of the Assets which are not expressly permitted by this Agreement or otherwise consented to by Buyer in writing; (vi) all Administrative Violations and alleged Administrative Violations occurring prior to Closing; and (vii) any breach or default by Receiver under any Contract, prior to Closing. Receiver undertakes and agrees to indemnify, defend by counsel acceptable to Buyer, and hold harmless all Buyer Indemnitees from and against and in respect of any and all direct losses, costs, liabilities, claims, obligations, diminution in value and expenses, including reasonable attorneys' fees, incurred or suffered by a Buyer
Indemnitee arising from an intentional breach, misrepresentation or other violation of any of Receiver's covenants, warranties or representations contained in this Agreement; provided, however, that Receiver's grant of indemnification hereunder shall not be effective unless Receiver has personal knowledge (prior to Closing) of facts giving rise to such intentional breach, misrepresentation or other violation of any of Receiver's covenants, warranties or representations contained in this Agreement. The foregoing indemnity is intended by Receiver and AT&T to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, diminution in value, costs, and expenses with respect to any and all of the specific matters in this indemnity set forth but shall not extend to indirect, consequential or punitive damages except to the extent such damages are due on account of third party claims. Notwithstanding the foregoing, Receiver and AT&T shall have no obligation to indemnify Buyer unless and until the aggregate amount of damages exceeds Twenty Five Thousand Dollars ($25,000), at which time indemnification for the full amount of all damages (including the first Twenty Five Thousand Dollars ($25,000)) shall be due; provided, however, that such indemnification shall not exceed Five Hundred Sixty Thousand Dollars ($560,000).
                     12.1.2 RECEIVER'S RIGHT TO INDEMNIFICATION. Buyer undertakes and agrees to indemnify, defend by counsel reasonably acceptable to Receiver, and hold harmless Receiver and Receiver's respective subsidiaries, affiliates, successors and assigns, directors, officers, employees, shareholders, partners, representatives and agents (hereinafter referred to collectively as " Receiver Indemnitees"), from and against and in respect of any and all losses, costs, liabilities, claims, obligations and expenses, including reasonable attorneys' fees, incurred or suffered by a Receiver Indemnitee arising from (i) the operation of the Stations or ownership or operation of the Assets after Closing; (ii) a breach, misrepresentation, or other violation of any of Buyer's covenants, warranties and representations contained in this Agreement; (iii) all liabilities under the Contracts assumed by Buyer pursuant to this Agreement; and (iv) any breach or default by Buyer under any Contract after Closing. The foregoing indemnity is intended by Buyer to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, costs, and expenses with respect to any and all of the specific matters in this indemnity set forth but shall not extend to indirect or consequential damages except to the extent such damages are due on account of third party claims. None of the foregoing indemnities apply to claims for environmental matters to the extent such do not result from or are not attributable to the conduct of Buyer after the Closing Date. Notwithstanding the foregoing, Buyer shall have no obligation to indemnify Receiver unless and until the aggregate amount of damages exceeds Twenty Five Thousand Dollars ($25,000), at which time indemnification for the full amount of all damages (including the first Twenty Five Thousand Dollars ($25,000)) shall be due; provided, however, that such indemnification shall not exceed Five Hundred Sixty Thousand Dollars ($560,000).
                     12.1.3 CONDUCT OF PROCEEDINGS. If any claim or proceeding covered by the foregoing agreements to indemnify and hold harmless shall arise, the party who seeks indemnification (the "Indemnified Party") shall give written notice thereof to the other party (the "Indemnitor") promptly after the Indemnified Party learns of the existence of such claim or proceeding; provided, however, that the Indemnified Party's failure to give the Indemnitor prompt notice shall not bar the Indemnified Party's right to indemnification unless such failure has materially prejudiced the Indemnitor's ability to defend the claim or proceeding. The Indemnitor shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend against any such claim or proceeding, or to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided that the Indemnitor shall not have the right to control the defense of any such claim or proceeding unless it has acknowledged in writing its obligation to indemnify the Indemnified Party fully from all liabilities incurred as a result of such claim or proceeding and then and periodically thereafter provides the Indemnified Party with reasonably sufficient evidence of the ability of the Indemnitor to satisfy any such liabilities. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. If the Indemnitor fails to acknowledge in writing its obligation to defend or contest such obligation against or settle such claim or proceeding within twenty (20) days after receiving notice thereof from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor, in any way in which the Indemnified Party deems to be in its best interest.
                     12.1.4 INDEMNIFICATION SOLE REMEDY. Except for specific performance of Receiver's and AT&T's obligations to effectively and lawfully assign rights in and to and convey the Assets to Buyer as provided in this Agreement, the right to indemnification hereunder shall be the exclusive post-Closing remedy of any party in connection with or arising out of this Agreement, including without limitation, any breach by another party of its representations, warranties, or covenants in this Agreement. RECEIVER MAKES NO REPRESENTATIONS OR

WARRANTIES EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Except for specific performance of Receiver's and AT&T's obligations to effectively and lawfully assign rights in and to and convey the Assets to Buyer as provided in this Agreement, each party hereby releases and discharges all other parties from any liability or claim with respect to post-closing remedies for which there is not an express indemnity under this Agreement. Notwithstanding anything contained herein to the contrary, the indemnification provided under this Section 12 shall be available only to the extent of claims asserted under Section 12.1.3 during the period commencing on the date hereof and ending six (6) months following the Closing Date, and there shall be no right to indemnification for claims asserted thereafter; provided, however, that in the case of payroll taxes, income taxes and similar or related taxes, charges, penalties and interest, there shall be no time limitation on a party's right to seek indemnification hereunder.
                     12.1.5 RIGHT OF OFFSET. Buyer and Receiver shall each have the right to offset against amounts owing to the other any amounts owing to such party pursuant to this Section 12.
                     12.2 CERTIFICATION OF FINANCIAL STATEMENTS. After the Closing Date, Receiver shall cooperate and provide and shall cause the accounting firms, if any, responsible for the preparation of the Stations' financial statements to provide such further assurances as it is willing to provide concerning the accuracy of the pre-closing financial statements of the Stations as Buyer or Buyer's accountants may reasonably request in connection with any public offering of Buyer.
           13.       DEFAULT AND REMEDIES.
                     13.1 BREACH AND OPPORTUNITY TO CURE. If either party believes the other to be in default hereunder, the nondefaulting party shall provide the defaulting party with notice specifying in reasonable detail the nature of such default. If such default has not been cured by the earlier of: (i) the Closing Date, or (ii) within twenty-one (21) days after delivery of such notice, then the party giving such notice may (x) terminate this Agreement, (y) extend the Closing Date under Section 11.1 hereof (but no such extension shall constitute a waiver of such nondefaulting party's right to terminate as a result of such default), and/or (z) exercise the remedies available to such party pursuant to Sections 12.1.5, 13.2 or 13.3 hereof, subject to the right of the other party to contest such action through appropriate proceedings.
             13.2 RECEIVER'S REMEDIES. Buyer recognizes that if the Transaction is not consummated as a result of Buyer's default, Receiver would be entitled to compensation, the extent of which is extremely difficult and impractical to ascertain. The parties, therefore, agree that if this Agreement is not consummated due to the default of Buyer, Receiver, provided that Receiver and AT&T are not in default and have otherwise complied with their obligations under this Agreement, shall be entitled to the Escrow Deposit. The parties agree that this sum shall constitute liquidated damages and shall be in lieu of any and all other relief to which Receiver might otherwise be entitled due to Buyer's failure to consummate, or default under, this Agreement.
                     13.3 BUYER'S REMEDIES. Receiver and AT&T agree that the Assets include unique property that cannot be readily obtained on the open market and that Buyer would be irreparably injured if this Agreement is not specifically enforced after default. Therefore, Buyer shall have the rights to specifically enforce Receiver's and AT&T's performance under this Agreement and to sue for damages, and Receiver and AT&T agree to waive the defense in any such suit that Buyer has an adequate remedy at law and to interpose no opposition, legal, or otherwise, as to the propriety of specific performance as a remedy. In the event Buyer elects to terminate this Agreement as a result of Receiver's or AT&T's default instead of seeking specific performance, Buyer shall be entitled to the return of the Escrow Deposit and to recover Buyer's damages.

           14.       TERMINATION.
                     14.1 ABSENCE OF COMMISSION CONSENT. This Agreement may be terminated at the option of either party upon notice to the other if a Final Order approving the Assignment Applications has not been obtained on or before November 30, 1994, unless Buyer and Receiver agree to extend such deadline; provided, however, that neither party may terminate this Agreement if such party is in default hereunder, or if a delay in any decision or determination by the Commission respecting the Assignment Applications has been caused or contributed to by such party's action or inaction with respect to the Assignment Applications. In the event of termination

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
pursuant to this Section, the Escrow Deposit shall be returned to the Buyer and the parties shall be released and discharged from any further obligation hereunder unless the failure to obtain such Final Order is attributable to Buyer, as provided in this Section, and Receiver and AT&T are not in default and have otherwise complied with their obligations under this Agreement, in which case the Escrow Deposit shall be released to Receiver as liquidated damages pursuant to Section 13.2.
                     14.2       DAMAGE.
                     14.2.1 RISK OF LOSS. The risk of loss or damage to the Assets shall be upon Receiver at all times prior to the Closing. In the event of loss or damage, Receiver shall promptly notify Buyer thereof and use his reasonable best efforts to repair, replace or restore the lost or damaged property to its former condition as soon as possible. If such repair, replacement, or restoration has not been completed prior to the Closing Date, Buyer, at its option:
                                (a)        elect to consummate the Transaction
in which event Receiver shall assign to Buyer all of Receiver's rights to insurance proceeds related to such casualty under any applicable insurance policies; or
                                (b)        elect to postpone the Closing Date,
with prior consent of the Commission if necessary, which consent both parties will use their reasonable best efforts to obtain, for such reasonable period of time (not to exceed ninety (90) days) as is necessary for Receiver if Receiver so elects in his sole discretion to repair, replace, or restore the lost or damaged prop0rty to its former condition. If, after the expiration of that extension period, the lost or damaged property has not been adequately repaired, replaced or a restored, Buyer may terminate this Agreement, and the parties shall be released and discharged from any further obligation hereunder.
                     14.2.2 FAILURE OF BROADCAST TRANSMISSION. Receiver and AT&T shall give prompt written notice to Buyer if either of the following (a "Specified Event") shall occur: (i) the regular broadcast transmissions of the Stations in the normal and usual manner is interrupted or discontinued other than for routine maintenance or repairs for more than one hour; or (ii) the Stations is operated at less than its licensed antenna height above average terrain or at less than ninety percent (90%) of its licensed effective radiated power other than for routine maintenance or repairs for more than one hour. If any Specified Event persists for more than seventy-two (72)

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
hours or, in the event of weather conditions or utility failure affecting generally the Stations in the market served by the Stations, ninety-six (96) hours, whether or not consecutive, during any period of thirty (30) consecutive days, then Buyer may, at its option: (i) terminate this Agreement by written notice given to Receiver not more than ten (10) days after the expiration such thirty (30) day period, or (ii) proceed in the manner set forth in Section
14.2.1. In the event of termination of this Agreement by Buyer pursuant to this Section, the Escrow Deposit shall be returned to Buyer and the parties shall be released and discharged from any further obligation hereunder.
                     14.2.3 RESOLUTION OF DISAGREEMENTS. If the parties are unable to agree upon the extent of any loss or damage, the cost to repair, replace or restore any lost or damaged property, the adequacy of any repair, replacement, or restoration of any lost or damaged property, or any other matter arising under this Section 14.2, the disagreement shall be referred to a qualified consulting communications engineer mutually acceptable to Receiver and Buyer who is a member of the Association of Federal Communications Consulting Engineers, whose decision shall be final, binding upon and non-appealable by the parties, and whose fees and expenses shall be paid one-half by Receiver and one-half by Buyer.
                     14.3 LEGAL ACTIONS. If, prior to the Closing Date, any action, suit, or proceeding shall have been instituted by or before any court or other governmental authority (other than the Commission) to enjoin, restrain, or prohibit the consummation of the Transaction, the Closing may be adjourned at the option of either party, with prior consent of the Commission if necessary, which consent both parties will use their reasonable best efforts to obtain, for a period of up to ninety (90) days, and if, at the end of such period, the action, suit, or proceeding shall not have been favorably resolved, either party may, by written notice to the other, terminate this Agreement; provided, however, that if such action, suit, or proceeding shall have been solicited or encouraged by, or instituted as a result of any act or omission of either Receiver or Buyer, then such party shall not have any right of adjournment or termination pursuant to this Section. In the event of termination pursuant to this Section, the Escrow Deposit shall be returned to Buyer and the parties shall be released and discharged from any further obligation hereunder unless Buyer is in default or has otherwise failed to comply with its obligations under this Agreement and Receiver and AT&T are not in default and have otherwise complied with their obligations hereunder, in

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
which case the Escrow Deposit shall be released to Receiver as liquidated damages pursuant to Section 13.2.

           15.       GENERAL PROVISIONS.
                     15.1 BROKERAGE. AT&T represents to Buyer that AT&T has retained, and shall pay the fees of, Jorgenson Broadcast Brokerage as broker in connection with the Transaction. The parties agree to indemnify and hold each other harmless against any claim from any other broker or finder based upon any agreement, arrangement, or understanding alleged to have been made by the indemnifying party.
                     15.2 EXPENSES. Except as otherwise provided herein, all expenses involved in the preparation and consummation of this Agreement, and all Commission filing fees for the Assignment Application or Applications, shall be borne by the party incurring the same whether or not the Transaction is consummated. All recording costs for instruments of transfer, and all stamp, sales, use and transfer taxes shall be paid by Receiver.
                     15.3 NOTICES. All notices, requests, demands, and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally (which shall include delivery by Federal Express or other nationally recognized reputable overnight courier service that issues a receipt or other confirmation of delivery) to the party for whom such communication is intended, or three (3) business days after the date mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, addressed as follows:
                                (a)        If to Receiver:

                                           Lee M. Mitchell, Esq.
                                           One First National Plaza
                                           Chicago, Illinois 60603
                                           (312) 853-7539   Fax: (312) 853-7036

                                (b)        If to AT&T:

                                           AT&T Commercial Finance Corporation
                                           400 Perimeter Center Terrace
                                           Atlanta, Georgia 30346
                                           Attn:  Samuel D. Bush
                                           (404) 804-6403  Fax: (404) 804-6440

                                           with copies (which shall not
                                            constitute notice) to:


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
                                           Barbara A. Meserole, Esq.
                                           AT&T Capital Corporation
                                           44 Whippany Road, Room 2420
                                           Morristown, New Jersey 07962-1983
                                           (201) 397-3458  Fax: (201) 397-3165

                                (c)        If to Buyer:

                                           c/o Partech Communications Group,
                                            Inc.
                                           3366 Riverside Drive, Suite 200
                                           Columbus, Ohio 43221
                                           Attn:  John E. Rayl, CEO
                                           (614) 538-0660  Fax: (614) 538-0670

                                           with copies (which shall not
                                            constitute notice) to:

                                           Charles A. Koenig, Esq.
                                           Cloud Koenig & Owen
                                           5354 North High Street, Suite 3D
                                           Columbus, Ohio  43214
                                           (614) 221-3621  Fax: (614) 221-2698

Any party may change its address for notices by notice to the others given pursuant to this Section.
                     15.4 ATTORNEY'S FEES. If any party initiates any litigation against any other involving this Agreement, the prevailing party in such action shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.
                     15.5 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION RIGHTS. The several representations and warranties of the parties contained herein, and the parties respective indemnification rights pursuant to Section 12, shall survive the Closing for a period of eighteen (18) months, at which time, the same shall expire (except for claims asserted during such eighteen (18) month period); provided, however, that representations and warranties with respect to title and authorization shall survive in perpetuity.
                     15.6 EXCLUSIVE DEALINGS. For so long as this Agreement remains in effect, neither Receiver, AT&T, nor any of their officers, directors, employees, shareholders, or partners or owners, as the case may be, nor any person acting on Receiver's or AT&T's behalf, shall, directly or indirectly, solicit or initiate any offer from, or conduct any negotiations with, any person other than Buyer or Buyer's assignee(s) concerning the acquisition of the Stations.
                     15.7 WAIVER. Unless otherwise specifically agreed in writing to the

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contrary:  (i) the failure of any party at any time to require performance by another of any provision of this Agreement shall not affect such party's right thereafter to enforce the same; (ii) no waiver by any party of any default by any other shall be valid unless in writing and acknowledged by an authorized representative of the nondefaulting party, and no such waiver shall be taken or held to be a waiver by such party of any other preceding or subsequent default; and (iii) no extension of time granted by any party for the performance of any obligation or act by any other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.
                     15.8 ASSIGNMENT. No party may assign its rights or obligations hereunder without the prior written consent of the other parties except: (i) Buyer may assign its rights and obligations to a corporation, partnership or other business entity that controls, is controlled by, or is under common control with Buyer, provided that Buyer shall remain liable for all obligations under this Agreement, (ii) Buyer may make a collateral assignment of its rights under this Agreement to any lender who provides funds to Buyer for the acquisition or operation of the Stations, (iii) AT&T may assign its rights and obligations to a corporation, partnership or other business entity that controls, is controlled by, or is under common control with AT&T, provided that AT&T shall remain liable for all obligations under this Agreement and (iv) Receiver may transfer his rights and obligations to a successor receiver duly appointed by the Superior Court. Receiver and AT&T agree to execute acknowledgments of such assignment(s) and collateral assignment(s) in such forms as Buyer or Buyer's lender(s) may from time to time request. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assignees.
                     15.9 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto (which are incorporated by reference herein), constitute the entire agreement between the parties with respect to the subject matter hereof and referenced herein, supersede and terminate any prior agreements between the parties (written or oral). This Agreement may not be altered or amended except by an instrument n writing signed by all parties hereto.
                     15.10 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures on each such counterpart were on the same instrument.

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
                     15.11 CONSTRUCTION. The Section headings of this Agreement are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement. As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits, and "knowledge" of a party means only the actual knowledge and awareness of the executive officers of such party.
                     15.12 SCHEDULES AND EXHIBITS. The Schedules and Exhibits to this Agreement are a material part of this Agreement.
                     15.13 SEVERABILITY. If any one or more of the provisions contained in this Agreement should be found invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable terms shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this agreement shall then by fully enforceable.
                     15.14 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law rules utilized in that jurisdiction.
                     15.15 COUNSEL. Each party has been, or has had the opportunity to be, represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement, including but not limited to any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.
                     15.16 PUBLIC STATEMENTS. Prior to the Closing Date, neither Receiver, AT&T nor Buyer shall, without the prior written approval of the other parties, make any press release or other public announcement concerning the transactions contemplated by this Agreement except (i) Receiver, AT&T and Buyer shall issue a mutually agreeable public announcement press release promptly after the signing of this Agreement; and (ii) to the extent that either party shall be so obligated by law, in which case the other party shall be so advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

           16. RECEIVER. Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed to by Buyer that (i) each and all of the warranties, indemnities, representations, covenants, undertakings and agreements made herein by or on the part of Receiver, although in form purporting to be the warranties, indemnities, representations, covenants, undertakings and agreements of the Receiver, nevertheless are not made as personal warranties, indemnities, representations, covenants, undertakings and agreements by the Receiver or with the purpose or intention of binding the Receiver personally; (ii) this Agreement is executed and delivered by the Receiver not in his own right, but solely in the exercise of such powers as have been conferred on him as Receiver; (iii) no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against, Lee M. Mitchell by reason of or arising from this Agreement or any warranty, indemnity, representation, covenant, undertaking or agreement contained herein, either express or implied, and any such personal liability is expressly waived and released by Buyer; and (iv) Buyer shall look solely to the Assets or Excluded Assets for the satisfaction of any liability of the Receiver by reason of or arising from this Agreement and shall not under any circumstances seek recourse against the personal assets of Lee M. Mitchell.



                            [signature page follows]





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


                     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a respective duly authorized officer as of the date first written above.

                                       RECEIVER:
                                       LEE M. MITCHELL



                                       ______________________________________
                                       Lee M. Mitchell



                                       AT&T:
                                       AT&T COMMERCIAL FINANCE CORPORATION



                                       By:______________________________________

                                       Title: _________________________________


                                       BUYER:
                                       TROPIC OF ST. SIMONS, INC.



                                       By:______________________________________

                                       Title: _________________________________

                                      35